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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated January 18, 2005, relating to the financial statement of Advent/Claymore Enhanced Growth & Income Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Experts", and "Independent Registered Public Accounting Firm".

PricewaterhouseCoopers LLP

New York, NY
January 25, 2005